UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006
O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 001-32228

Delaware	91-2023525
(State of incorporation)	(I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301
Newark, DE	19713
(Address of principal executive offices)	(Zip Code)
(302) 266-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01 Change in Registrant’s Certifying Accountant
On March 23, 2006, the Registrant’s Board of Directors accepted the resignation of Ernst & Young LLP (“E&Y”) as the Registrant’s independent registered public accounting firm. E&Y remains the independent registered public accounting firm for the Registrant as of and for the fiscal year ending December 31, 2005, subject to completion of its audit procedures regarding the financial statements of the Registrant as of and for the year ending December 31, 2005 and the Annual Report on Form 10-KSB in which such financial statements will be included.
E&Y’s audit reports on the consolidated financial statements of the Registrant for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles; however, its opinion on the fiscal 2004 financial statements was modified to include an explanatory paragraph regarding substantial doubt about the Registrant’s ability to continue as a going concern.
During the fiscal years ended December 31, 2003 and 2004 and through March 23, 2006, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements of the Registrant for such years and there have been no “reportable events” as defined in (iv) of Regulation S-B Item 304 (a)(1).
The Registrant has provided a copy of the above disclosures to E&Y and requested E&Y to provide it with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with those disclosures. A copy of E&Y’s letter, dated March 23, 2006, confirming its agreement with those disclosures is attached as Exhibit 16.1 to this Current Report on Form 8-K.
On March 23, 2006, the Company’s Audit Committee appointed, as its new independent registered public accounting firm, Mayer Hoffman McCann P.C., Certified Public Accountants, 401 Plymouth Road, Plymouth Meeting, PA 19462, as of and for the fiscal year ending December 31, 2006. This appointment was authorized by a vote of the Board of Directors.
During the fiscal years ended December 31, 2003 and 2004, and through March 23, 2006, Mayer Hoffman
McCann P.C. had not been engaged as the principal accountant of the Registrant to audit their financial statements or as an independent accountant to audit a significant subsidiary of the Registrant, and the Registrant had not consulted with Mayer Hoffman McCann P.C. regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on the Registrant’s financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-B.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On October 28, 2005, O2Diesel Corporation (the “Company”) entered into two agreements with Abengoa Bioenergy R&D, Inc. (“ABRD”): a Common Stock and Warrant Purchase Agreement (the “Investment Agreement”) pursuant to which ABRD invested in the Company; and a commercial agreement pursuant to which ABRD and the Company will jointly develop the market for O2Diesel™ in Europe. In the Investment Agreement, the Company undertook to use its best efforts to secure for a candidate put forward by ABRD a seat on the Board of Directors of the Company, subject to certain conditions.

On March 23, 2006, the Board elected Gerson Santos-Leon, Director of Research and Corporate Development, of ABRD to serve on the Company’s Board of Directors until our Annual Meeting of Shareholders in 2006, at which time the Company anticipates that Mr. Santos-Leon will be nominated to serve for an additional term. The following provides additional information on Mr. Santos-Leon:
In his capacity as Director of Research and Corporate Development for ABRD, Mr. Santos is responsible for developing technologies for the conversion of renewable biomass resources into ethanol, and related co-products and utilization technology. He leads a multidisciplinary team responsible for the management, planning, coordination, and implementation of the research, development, scale-up, and demonstration activities for the business group.
Prior to Abengoa, Mr. Santos-Leon led the Biofuels Program at the U.S. Department of Energy where he was responsible for the development and implementation of the program strategic plan, technology, and business management process. While at the DOE he provided oversight for the large number of federal and private contractors responsible for the day to day activities of the program. He has been a member of several management boards responsible for evaluating and developing energy programs and has over twenty years of experience in the energy sector developing nuclear and renewable technologies. Mr. Santos-Leon holds a Chemical Engineering degree from the University of Puerto Rico, and resides with his family in St. Louis, MO.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro forma Financial Information.
Not applicable.
(c)	Exhibits
The following exhibits are included with this Current Report Form 8-K:

Exhibit	Description

16.1	Letter of E&Y dated March 23, 2006.

99.1	Press Release Announcing Appointment of Mr. Gerson Santos-Leon to Board of Directors, dated March 23, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

	By:	/s/ Alan R. Rae

Alan R. Rae President and Chief Executive Officer

Date: March 27, 2006